                                 EXHIBIT 99.1

                         NORTH FULTON BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint Grant R. Essex, Michael McGovern and _______________ and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of NORTH FULTON BANCSHARES, INC. ("North Fulton") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of North Fulton, to be held at the main office of North Fulton at 11650 Alpharetta Highway, Roswell, Georgia, 30076, at 4:30 p.m. local time, on August __, 1999, and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Reorganization, dated April 6, 1999 between Premier Bancshares, Inc. ("Premier") and North Fulton and to approve the merger pursuant to which North Fulton will be merged with and into Premier, and in which each issued and outstanding share of North Fulton common stock will be converted into the right to receive 0.8749 shares of Premier common stock.


[_] FOR       [_] AGAINST      [_] ABSTAIN


     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

     This proxy, when properly executed, duly returned and not revoked will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                    Signature(s)

                                    ____________________________________________

                                    ____________________________________________

                                    Dated:  ________________________, 1999

                                    NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.